UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 14, 2006

X and O Cosmetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-105778	68-0605151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

154 Toledo Street Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 300-1000

107 St. Patrick's Street
Donaldsonville, Louisiana 70346
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUMA

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 14, 2006, X and O Cosmetics, Inc., a Delaware corporation ("X and O"), entered into a Contribution Agreement (the "Acquisition Agreement") with Juma Technology, LLC, a privately held New York Limited Liability Company ("Juma"), its individual members and certain investors. In connection with the closing of this Acquisition transaction (the "Acquisition"), Juma became a wholly-owned subsidiary of X and O.

In addition, pursuant to the terms and conditions of the Acquisition Agreement:

•	Each one percent (1%) membership interest of Juma held immediately prior to the closing of the Acquisition was converted into the right to receive approximately 332,507 shares of X and O common stock.

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100% of the membership interests in Juma were redeemed in exchange for 33,250,731 aggregate shares of X and O in connection with the Acquisition, so that following the closing of the Acquisition there were 41,535,000 shares of X and O common stock issued and outstanding.

•	X and O's board of directors was reconstituted to consist of David Giangano, Frances Vinci, Joseph Fuccillo, Joseph Cassano, and Anthony Fernandez, who prior to the Acquisition were members of Juma.

•	Each of X and O and Juma provided customary representations and warranties and closing conditions, including approval of the Acquisition by Juma's members.

•	The fiscal year end of X and O will change from October 31 to December 31.

As of the date of the Acquisition Agreement and currently, there are no material relationships between X and O or any of its affiliates and Juma, other than in respect of the Acquisition Agreement.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As used in this Current Report on Form 8-K, all references to the "Company," "we," "our" and "us" or similar terms, refer to X and O, including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to X and O Information about the Company and the principal terms of the Acquisition are set forth below.

ACQUISITION

On November 14, 2006, in accordance with the Acquisition Agreement, Juma became a wholly-owned subsidiary of X and O, and the members of Juma received the right to receive approximately 332,507 shares of X and O’s common stock for each one (1%) percent of membership interest held in Juma. As a result, at closing, in exchange for 100% of the membership interests in Juma, the former members of Juma had the right to receive 33,250,731 aggregate shares of the Company's common stock, which represents approximately 80% of our 41,535,000 outstanding shares of common stock following the Acquisition, as we concurrently redeemed and canceled approximately 251,555,731 shares of X and O common stock.

As described above, in connection with the Acquisition, 251,555,731 shares of X and O common stock were redeemed and canceled, leaving 3,250,000 shares of our common stock outstanding before giving effect to the stock issuance in the Acquisition. These 3,250,000 shares constitute the only issued and outstanding shares of X and O that survived the acquisition from the original capitalization of the Company. These shares also represent the only shares of the Company's common stock that are currently eligible for resale into the market.

The shares of our common stock issued to former members of Juma in connection with the Acquisition may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same. In addition, all shares of common stock held by the members of Juma are generally subject to lock-up provisions that provide restrictions on the future sale of common stock by the holders for a period of one year following the Acquisition.

Prior to the Acquisition, there were no material relationships between X and O and Juma, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

CHANGES RESULTING FROM THE ACQUISITION. The Company intends to carry on Juma's business as its sole line of business. The Company has relocated its principal executive offices to 154 Toledo Street, Farmingdale, NY 11735 and its telephone number is 631-300-1000.

Pre-Acquisition stockholders of X and O will not be required to exchange their existing X and O stock certificates for certificates of X and O, as the OTC Bulletin Board, where we may apply to have our common stock quoted, will consider the existing stock certificates as constituting "good delivery" in securities transactions subsequent to the Acquisition. We cannot be certain that we will receive approval to have our common stock quoted on any exchange or market.

The Acquisition and its related transactions were approved by the holders of a requisite (i) percentage of membership interest in Juma by written consent in lieu of a meeting on November 14, 2006 and (ii) number of shares X and O's common stock by written consent in lieu of a meeting on November 14, 2006. Under Delaware corporate law, X and O’s members who did not consent to the Acquisition may demand in writing, pursuant to the exercise of their appraisal rights, that X and O pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Acquisition.

CHANGES TO THE BOARD OF DIRECTORS. Immediately prior to the effective time of the Acquisition on November 14, 2006, Glen Landry resigned as the sole director and officer of X and O Pursuant to the terms of the Acquisition Agreement, David Giangano, Frances Vinci, Joseph Fuccillo, Joseph Cassano, and Anthony Fernandez were appointed as the directors of the Company.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

ACCOUNTING TREATMENT; CHANGE OF CONTROL. The Acquisition is being accounted for as a "reverse acquisition," as the members of Juma own a majority of the outstanding shares of X and O Cosmetic, Inc.’s common stock immediately following the Acquisition. Juma is deemed to be the acquirer in the reverse Acquisition. Consequently, the assets and liabilities and the historical operations of Juma prior to the Acquisition will be reflected in the financial statements and will be recorded at the historical cost basis of Juma. The consolidated financial statements for the Company after completion of the Acquisition will include the assets and liabilities of both X and O and Juma, historical operations of Juma, and operations of X and O from the closing date of the Acquisition. As a result of the issuance of the shares of the Company's common stock pursuant to the Acquisition, a change in control of the Company occurred on the date of the consummation of the Acquisition. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. The Company will continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the Acquisition.

HISTORICAL DESCRIPTION OF OUR BUSINESS OPERATIONS

X and O was formed as a New Jersey corporation on August 25, 2005, under the name Edmonds 4, Inc. for the purpose of finding a suitable business in which to invest. On March 25, 2005, pursuant to the terms of a Stock Purchase Agreement, Glen Landry purchased 100,000 shares of the issued and outstanding common stock of X and O from Richard Neussler, the sole officer, director and shareholder of the Company. At such time

Glen Landry was appointed as the President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors.

As a result of the change in control, the Company changed its business plan to the production of cosmetics and creams. Specifically the Company developed an under-eye cream that reduces the signs of aging, such as lines and puffiness. They also continued to pursue the development of other cosmetic products. On April 8, 2005, the company amended its Articles of Incorporation to change its name to Elite Cosmetics, Inc. to better reflect its business plan. On March 2, 2006, it amended its Articles of Incorporation to change its name to X and O

Immediately prior to the Acquisition, X and O had only two employees, and was controlled by a majority shareholder, Glen Landry, who was also the Company’s only officer and director. Mr. Landry beneficially owned 99% of the outstanding stock of X and O and the auditors of X and O had issued a going concern qualification in their opinion letter. In addition, the accumulated deficit for X and O as of October 31, 2005 was $888,683.

X and O did not have any operating income from inception (August 19, 2004) through October 31, 2005 and during this time, X and O recognized a net loss of $888,683. Expenses from inception were comprised of professional fees, advertising, and stock compensation paid to the sole officer and director. X and O has been in the development stage since its inception and has had minimal business operations prior to the Acquisition.

Juma was formed in the State of New York as a Limited Liability Company on July 1, 2002, and has been engaged as a highly specialized systems integrator focused on providing converged communications solutions for voice, data and video. Juma has had a particular emphasis on Contact Center and Voice over Internet Protocol (VoIP) deployments and is a recognized Avaya Gold Level Business Partner. Juma has clients ranging in size from small businesses to large sized enterprises as well as large customers in the municipal and education sectors. Juma has also developed computer-telephony integration applications and remote management systems. Juma has also developed several proprietary computer-telephony, management, and remote monitoring software systems that are believed to be patent worthy. There can be no assurance that any patents or other intellectual property rights will be granted or available.

Following the Acquisition, X and O’s sole line of business is the business of Juma.

DESCRIPTION OF BUSINESS

Overview

Juma is a highly specialized systems integrator with a complete services organization for the management of the entire communication systems life cycle.  Juma is focused on providing converged communications solutions for voice, data and video network implementations for various vertical markets with an emphasis in driving long term professional services engagements, maintenance, monitoring and management contracts. Juma utilizes several different technologies in order to provide its expertise and solutions to clients across a broad spectrum of business-critical requirements, regardless of the objectives.  Juma integrates high-speed network routers and high-capacity data switches from the industry’s leading manufacturers and deploys best-of-breed communications solutions with a full range of managed services for its clients. Juma is a complete solution source, enhancing the abilities of an organization’s technical staff and increasing the reliability and functionality of our clients’ IT environments.

Industry overview & background

Converged communications has become a major focus for IT managers. Moving communications onto IP networks yields cost savings for many businesses. A company can move inter-office voice circuits onto data connections, thereby reducing the number of carrier circuits and its recurring monthly fees. In addition, IP is less expensive to deploy and administer in both existing and new facilities. Reduction in the amount of cabling and the ease of being able to move personnel within facilities are two advantages of convergence.

Savings are not only limited to facilities management and network operations costs. IP telephony services are also emerging in the form of carrier services. Public Switch Telephone Network (PSTN) and voice T-1 lines can be migrated to deliver phone calls over IP directly through the carrier. VoIP carrier services, sometimes referred to as IP Centrex, have entered the mainstream U.S. market and are expected to grow more than five times in the next two years as new services and providers emerge.

It is Managements belief that the industry will realize the following growth in the near future:

•	Voice communications will continue to evolve as a network-centric application.

•
Voice applications and converged networks will continue to be the top areas of concern for IT managers for the next several years. Development of security and firewall features will emerge within voice-centric products to allow more remote network or home worker deployments.

•	Outsourcing of services, system management, and infrastructure will continue to grow.

•
Hosted telephony offers will continue to grow as traditional wire line providers begin to evolve its business models and become more ISP-centric. However, these organizations will not have the knowledge and experience necessary to integrate voice, data and network security effectively for clients. Traditional wireline providers will need to rely on systems integrators (SIs) to sell its communication offerings and engineer the customer networks.

Voice equipment manufacturers will evolve away from hardware-centric solutions and become more software-based. The pace at which the communications market is moving will leave manufacturers with less time to develop and test products, thus encouraging them to adopt standardized hardware protocols and concentrate research and development efforts on the software components of its solutions.

•	The trend in workforce mobilization will continue to grow and be a driving force for converged solutions.

Voice and video conferencing are additional applications that are moving onto converged networks. The physical security surveillance and control markets have also been converting its systems toward network-based applications. The physical security market is considered to be adjacent to the communications market since the same facilities management staff within a company typically administers both.

Since 2004, there has been a major shift to move surveillance recordings off of VCR tape-based systems to digital video recorders. This move eliminates costly tapes and repairs to time-lapse VCR recorders. Furthermore, as the new recording systems have become computer-based, recording, managing and viewing surveillance feeds have become network applications

Business Model & Concept

Juma believes its key competitive advantage in the converged communications services market is based upon its two strong lineages which are individually rooted in voice and data networking.

i)  The foundation for Juma's converged communications solutions and offerings stem from two core and distinct practices, Voice and Data. Unlike other communications systems integrators, Juma places special emphasis on cross training voice and data engineering staffs. Competing systems integrators lack either the breadth of data engineering knowledge or the depth in telephony and call center systems know-how. Juma's fundamental approach ensures its ability to meet the challenges of the overall industry as it transforms itself with converged applications served by IP data networks.

ii)  Utilizing a consultative approach to sales in all of its practice areas, Juma creates opportunities by providing custom tailored solutions for its clients. This approach ensures maximum benefit to the client with minimal account turnover. Juma maintains certifications from several leading manufacturers including: Avaya, Cisco, Juniper Networks, Extreme Networks, Zeacom, Nortel, Microsoft, Novell and several others.

iii)  Juma chooses equipment and deployment methodologies from specific market-leading vendors who have common market goals and integrated product roadmaps. Juma is a Gold Level Avaya Business Partner and is one of twelve residing members of the Avaya Business Partner Council. Avaya is the former Enterprise Networks Group of Lucent Technologies. As one of the world's largest suppliers of communications networks, Avaya is at the forefront of converged communications and customer relationship management systems.

iv)  In addition, Juma has partnered with Avaya's most strategic communications manufacturing partners, Juniper Networks and Extreme Networks. These two companies provide underlying connectivity, data routing and security functionalities critical to Avaya's converged network market vision. Juma is a member of each of the aforementioned companies' Business Partner Councils.

A key focus for Juma is to develop its reoccurring revenue lines of business. The key lines of business that generate long term contracts with reoccurring revenue are:

•	Managed Hosted IP Telephony Service Contracts
•	Juma Maintenance Contracts
•	Juma Management and Monitoring Services Contracts

These respective services will be marketed and sold via both a direct and indirect channel models. For direct sales, Juma will leverage its growing Enterprise and SMB sales forces which offer Juma’s full line of products and services. The indirect channel will comprise resellers, distributors and agents of IP Telephony and traditional carrier services. The development of the indirect channel will provide a cost optimized sales vehicle for Juma’s advanced services and will provide “white label” opportunities for the larger indirect agents.

Managed Hosted Services Overview:

Juma offers a Managed Hosted telephony solution allowing for small to medium size business to gain feature and functionality of Fortune 500 Firms without increased cost of purchasing a corporate PBX and without equipment overhead and problems.

Overall Objectives:

•	Deliver 100% feature functionality of Avaya Enterprise Communication Manger to organizations of all sizes at a fixed cost, per month.
•	Service includes carrier services, maintenance, management, moves ands and changes, 24x7 monitoring
•	Unified Messaging links Voice, email and Fax messages into one view while maintaining control as to where each is actually stored.
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Offer flexible hosted service which allows customer to mix and match local dial tone, hosted dial tone, hosted PBX, on-premise survivable PBX into a custom service that matches the customers business and technology requirements while minimizing risk.

Key Messaging

•	No purchase of corporate PBX system
•	Cost savings on carrier services
•	Industry’s first High Availability with carrier and CPE based fault tolerance with Zero feature loss when running in CPE survivable mode.
•	One bill for all communication needs
•	All Enterprise Avaya telephony advanced features for any size company.

Key Differentiators

•	Based on Enterprise Telephony platform, not Small Business focused IP Soft-switch for Centrex replacement.
•	Survivability - reliable service 24/7
•	Call Center Features and functionality
•	Extension to Cellular Technology
•	Delivery of carrier over private connection as well as Internet VPN.
•	The Managed Hosted Service is directly connected (meaning our switching equipment in our data centers) to the Public Switched Telephone Network.
•	Managed Hosted Services do not require the customer to change or use their data network.
•	Managed Hosted Services can use traditional digital or new IP handsets at the client premises.
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Customer can provide own local dial tone and use Managed Hosted Service to deliver those calls. This allows customer who has contract commitment to carrier to migrate to a Hosted IP Platform and are not subject to termination charges.

Juma Technology will monitor, manage and provide maintenance to its customers communications infrastructure. Customers get state-of-the-art network monitoring systems backed by a team of certified experts. This winning combination creates a natural extension to customers existing IT staff and allows their internal resources to focus on what is important - running it’s business.

Juma employs advanced software systems to collect and report on a variety of network infrastructure conditions that could degrade the quality and availability of network and application services such as voice. The following services are included in our base offering for managing a Wide Area Network along with optional management components for LAN switching and Telephony systems gear:

Service Offerings include:

▪	Remote monitoring for health and availability of telephony and network infrastructure including Avaya PBX and end-point equipment
▪	Software maintenance and patch management for communications devices.
▪	On-going configuration management support.
▪	Break-fix support for malfunctioning equipment.
▪	Statistical analysis of call quality with threshold management features

▪	Utilization trending of wide area network links
▪	Front-line support to assist the customer with carrier-level troubleshooting

Employees

Juma currently has 44 employees, three of these employees are part-time, all other employees are full-time. Juma also engages the services of a number of individual and corporate consultants. We believe our relations with our employees are good. None of our employees are represented by members of any labor union and we are not a party to any collective bargaining agreement.

Corporate information

The Company's corporate headquarters are located at 154 Toledo Street, Farmingdale, NY 11735. Our general telephone number is 631-300-1000, and our fax number is 631-300-3660.

Legal proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in "Risk Factors" and include, without limitation:

•	X and O's limited operating history;
•	non-receipt of expected payments;
•	the possible failure of our information technology systems;
•	the ability to raise additional capital to finance X and O's activities;
•	the effectiveness, profitability, and the marketability of its products and services;
•	X and O's ability to attract or retain qualified senior management personnel and research and development staff;
•	legal and regulatory risks associated with the Merger;
•	the future trading of X and O's common stock;

•	X and O's ability to operate as a public company;
•	X and O's ability to protect its proprietary information;
•	general economic and business conditions;
•	the volatility of X and O's operating results and financial condition; and
•	X and O's ability to attract or retain qualified senior management personnel and research and development staff.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects management's analysis of the operating history X and O and its predecessor entity, Juma. As such, the discussion only represents management's current assessment of the operations of the business. There can be no implication that the results discussed herein will necessarily continue into the future, or that any of the conclusions expressed below will necessarily be indicative of actual operating results in the future. This discussion should be read in conjunction with the audited financial statements of Juma for the years ended December 31, 2005 and December 31, 2004 as well as the unaudited financial statements of Juma for the nine months ended September 30, 2006 and September 30, 2005, included as Exhibit 99.1 to this Current Report on Form 8-K and the unaudited financial statements of X and O for the nine month periods ended July 31, 2006 and July 31, 2005. This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings "Forward Looking Statements" and "Risk Factors."

Overview

Juma is a highly specialized systems integrator with a complete services organization for the management of the entire communication systems life cycle.  Juma is focused on providing converged communications solutions for voice, data and video network implementations for various vertical markets with an emphasis in driving long term professional services engagements, maintenance, monitoring and management contracts.  Juma utilizes several different technologies in order to provide its expertise and solutions to clients across a broad spectrum of business-critical requirements, regardless of the objectives.  Juma integrates high-speed network routers and high-capacity data switches from the industry’s leading manufacturers and deploys best-of-breed communications solutions with a full range of managed services for its clients. Juma is a complete solution source, enhancing the abilities of an organization’s technical staff and increasing the reliability and functionality of our clients’ IT environments.

Our strategy of going wider and deeper into our current markets is expected to produce higher revenues and margins coupled with new market penetration. This is possible since both our sales force and the market continues to mature, and embrace IP Telephony. More of our solutions are converged and include best of breed products from Avaya, Extreme, Juniper and Meru. This has resulted in larger contracts and it also provides Juma a unique competitive advantage since many of our competitors have not fully embraced this technology and cannot deliver such solutions.

Juma is a trusted advisor to many of our clients; they rely on Juma to bring new products and offerings to them as they evolve. We see this continuing as we incorporate more and more applications into our offerings that focus on solving key business priorities. This becomes more apparent as we look at key vertical markets to package solutions that take a holistic view, focusing on unique business imperatives. The key verticals that we focus on include: Financial, Legal, Healthcare, State, Local and Educational sectors.

We will continue to go wider as we grow our direct sales force in New York City as well as opening new markets. We are actively recruiting in New York and anticipate opening a new office in Pennsylvania in the first quarter 2007.

The other key focus area for us in 2007 is in the area of referral partners. We have key relationship with referral partners including Consultants, CLEC and companies in complementary businesses.

Critical Accounting Policies

Our significant accounting policies are more fully described in Note 1 of the Financial Statements. Certain of these accounting policies are particularly important to our financial position and results of operations and are included below:

CASH EQUIVALENTS
Juma considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION
Juma derives revenue primarily from the sale and service of communication systems and applications. Juma recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, collectibility is reasonably assured, contractual obligations have been satisfied, and title and risk of loss have been transferred to the customer. Revenue from the sales of products that include installation services is recognized at the time the products are installed, after satisfaction of all the terms and conditions of the underlying customer contract. Juma also derives revenue from maintenance services, including services provided under contracts and on a time and materials basis. Maintenance contracts typically have terms that range from one to five years. Revenue from services performed under maintenance contracts is deferred and recognized ratably over the term of the underlying customer contract or at the end of the contract, when obligations have been satisfied. For services performed on a time and materials basis, revenue is recognized upon performance of the services. Juma also earns commissions on maintenance contracts. Revenues are recognized on the commissions over the term of the related maintenance contract.

REBATES FROM VENDORS

In November 2002, the FASB reached a consensus on EITF Issue No. 02-16."Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" ("EITF No. 02-16"). EITF No. 02-16 provides that cash consideration received from a vendor is presumed to be a reduction of the prices of the vendor's products or services and should, therefore, be characterized as a reduction in cost of sales if the rebate is a payment for assets or services delivered to the vendor, the cash consideration should be characterized as revenue, or if the rebate is a reimbursement of costs incurred to sell the vendor's products, the cash consideration should be characterized as a reduction of that cost.

PREPAID EQUIPMENT

Juma purchases various hardware to be installed at its customers' facilities as part of sales contracts. Juma reflects this equipment as prepaid until such time as the revenue associated with its installation has been recognized.

FIXED ASSETS

Fixed assets are recorded at cost. Depreciation is generally provided on a straight-line line method over the estimated useful lives of the various assets as follows:

Office equipment                      5 years
Furniture and fixtures              7 years

Maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

LEASED EMPLOYESS

Juma leases substantially all its employees from an unrelated party. In addition to reimbursing the third party for the salaries of the leased employees, Juma is charged a service fee by the third party which is designed to cover the related employment taxes and benefits.

ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Results of Operations for Juma for the Years Ending December 31, 2005 and December 31, 2004 and for the Nine Months Ended September 30, 2006 and September 30, 2005

For the year ended December 31, 2005 Juma generated total revenue of $7,577,591, compared to $5,318,995 for the year ended December 31, 2004. Revenue was generated through sales of communication systems, applications, and services to businesses, government agencies and other organizations. Juma’s cost of revenues for the year ended December 31, 2005 was $5,011,629, compared to $3,105,345 for the year ended December 31, 2004. Gross profits of $2,565,962 were realized for the year ended December 31, 2005, compared to $2,213,650 for the year ended December 31, 2004. The reduction in gross profits in 2005 is mainly attributable to the higher relative cost of operations during the year, which offset increased revenue during the same period.

For the nine month period ended September 30, 2006 Juma generated total revenue of $6,746,119, compared to $4,871,431 for the nine month period ended September 30, 2005. Revenue was generated through sales of communication systems, applications, and services to businesses, government agencies and other organizations. Juma’s cost of revenues for the nine month period ended September 30, 2006 was $4,389,929, compared to $3,221,964 for the nine month period ended September 30, 2005. Gross profits of $2,356,190 were realized for the nine month period ended September 30, 2006, compared to $1,649,467 for the nine month period ended September 30, 2005.

Juma’s operating expenses for the year ended December 31, 2005 were $2,378,272 compared to $1,712,194 for the year ended December 31, 2004. Selling expenses were $884,305 for the year ended December 31, 2005 compared to $715,379 for the comparable period in 2004. Selling expenses increased in 2005 due to increased commissions associated with higher revenues offset by changes in the commission structure. General and administrative expenses amounted to $1,493,967 compared to $996,815 for the year ended December 31, 2004. General and administrative expenses increased predominantly due to increases in executive compensation, rent, insurance and travel expenses.

For the nine month period ended September 30, 2006, Juma’s operating expenses were $2,279,752, compared to $1,534,821 for the same period in the year prior. Selling expenses were $832,631 for the nine months ended September 30, 2005 compared to $712,626 for the nine months ended September 30, 2004. The increase in selling expense is due to increased commissions associated with higher revenues offset by changes in the commission structure. General and administrative expenses were $1,444,731 for the nine months ended September 30, 2006 compared to $822,195 in the comparable period in 2004. The increase is predominantly due to increases in executive compensation, employee salaries, travel and entertainment, depreciation, office expenses and bad debt.

Interest expense amounted to $53,692 for the year ended December 31, 2005 compared to $23,762 for the year ended December 31, 2004. Interest expense increased due to higher debt outstanding in 2005.

Interest expense was $54,220 for the nine months ended September 31, 2006 compared to $34,008 for the nine months ended September 30, 2005. Interest expense increased in 2006 due to higher debt outstanding and higher interest rates.

An income tax benefit of $31,075 was also realized for the year ended December 31, 2005 compared to an income tax provision of $44,801for the year ended December 31, 2004. Thus, Juma’s net income for the year ended December 31, 2005 was $165,073 compared to $432,893 for the year ended December 31, 2004.

An income tax benefit of $730 was realized for the nine months ended September 30, 2006 compared to $31, 075 realized for the nine months ended September 30, 2005. Thus Juma’s net income for the nine months ended September 30, 2006 was $25,356 compared to $111,713 for the nine months ended September 30, 2005.

Results of Operations for X and O for the Nine Month Periods Ending July 31, 2006 and July 31, 2005

For the nine month period ended July 31, 2006, X and O generated total revenue of $190 compared to $0 for the same period in the prior year. X and O’s cost of revenue was $131 during the nine month period ended July 31, 2006, resulting in a gross profit of $59 for the period. This compares to $0 for cost of revenue and therefore $0 profit during the nine month period ended July 31, 2005. The increase in revenue and profit is due to very limited operations during the nine month period ended July 31, 2006, compared to no operations during the same period the previous year.

For the nine month period ended July 31, 2006, X and O’s total operating expenses were $16,435, resulting in a net operating loss of $16,376. For the nine month period ended July 31, 2005, X and O’s total operating expenses were $879,517, resulting in a net operating loss of $879,517. The decrease in net operating loss was due mainly to a reduction in stock compensation of $852,000 and a reduction in professional fees of $18,302.

Liquidity and Capital Resources

Juma has funded its operations and met its capital expenditures requirements primarily though cash generated from operations, contributions from its members and borrowings.

As of December 31, 2005, Juma had working capital in the amount of $243,973 compared to $819,664 as of December 31, 2004. Cash flows from operating activities provided $85,923 in cash for the year ended December 31, 2005 compared to $345,162 used for the year ended December 31, 2004.

As of September 30, 2006, Juma had a negative working capital in the amount of $294,894 compared to a positive working capital of $327,816 as of September 30, 2005. Cash flows used from operating activities were $118,442 compared to operating cash flow provided as of September 30, 2005 of $151,634.

The underlying drivers that predominantly impact working capital and therefore cash flows from operations are the timing of customer deposits, increases and decreases to accounts receivable and prepaid equipment (which affects accounts payable and accrued expenses). Management attempts to mitigate large fluctuations to its cash flows by obtaining deposits on projects and assisting its customers with lease financing whenever possible. Both of these factors are monitored closely by management as part of its cash management program.

Net cash used by investing activities for the year ended December 31, 2005 were $517,204 compared to $193, 919 for the year ended December 31, 2004. The increase was predominantly due to the purchase of technology equipment.

Net cash used by investing activities for the nine months ended September 30, 2006 was $186,370 compared to $315,427 for the nine months ended September 30, 2004. The decrease was predominantly due to a reduction in technology equipment purchases offset by increases in leasehold improvements and software investments.

Management expects to continue to invest in the Company’s expansion and this may have a negative impact on cash flows. Management believes that expansion in the areas of sales and operations are essential in attaining growth and profitability in the future. While Juma has been able to fund its own growth through cash from operations and members contributions, the Company is now looking to raise additional funds from investors to fund its growth. While the Company believes that it will be successful in raising these funds there can be no assurance that these raises will occur and if these raises do not occur and other sources of capital are not obtained the Company may experience severe cash flow and liquidity problems.

X and O’s operating activities used $46,806 during the nine month period ended July 31, 2006, compared to $27,522 during the same period the previous year. The main component of the negative cash flow for both periods was the company’s total net loss. The increase in negative cash flow was due mainly to the stock compensation adjustment for the nine month period ended July 31, 2005, which was not available for the nine month period ended July 31, 2006.

We believe we will continue to incur significant operating expenses in order to execute our current business plan. While we believe that we have access to sources of working capital that are sufficient to fund our operations for the year ending December 31, 2006, there can be no assurance that such amounts will be sufficient to meet our business objectives.

Recent Events

On September 20, 2006, the Board of Directors of X and O did by written consent execute a nine to one forward stock split whereby nine shares of common stock were exchanged for each one share of previously issued common stock. Following the stock split, the number of authorized shares of X and O’s common stock increased from 100,000,000 to 900,000,000, and the number of outstanding shares of X and O’s common stock increased from 28,870,000 to 259,830,000.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only ones we will face. If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

RISKS RELATING TO OUR BUSINESS

Because larger and better-financed competitors may affect our ability to operate our business and achieve profitability, our business may fail.

Management is aware of similar products and services that compete directly with our products and services and some of the companies developing these similar products and services are larger, better-financed companies that may develop products superior to ours. Many of our current and prospective competitors are larger and have greater financial resources, which could create significant competitive advantages for those companies. Our future success depends on our ability to compete effectively with our competitors. As a result, we may have difficulty competing with larger, established competitor companies. Generally, these competitors have:

•	substantially greater financial, technical and marketing resources;
•	larger customer bases;
•	better name recognition; and
•	potentially more expansive product offerings.

These competitors are likely to command a larger market share, which may enable them to establish a stronger competitive position than we have, in part, through greater marketing opportunities. If we fail to address competitive developments quickly and effectively, we may not be able to remain a viable entity.

Because we depend on our key personnel, the loss of their services or the failure to attract additional highly skilled personnel could adversely affect our operations.

If we are unable to maintain our key personnel and attract new employees with high levels of expertise in those areas in which we propose to engage, without unreasonably increasing our labor costs, the execution of our business strategy may be hindered and our growth limited. We believe that our success is largely dependent on the continued employment of our senior management and the hiring of strategic key personnel at reasonable costs. We do not have "key-person" insurance on the lives of any of our key officers or management personnel to mitigate the impact to our company that the loss of any of them would cause. Specifically, the loss of any of our executive officers would disrupt our operations and divert the time and attention of our remaining officers. If any of our current senior managers were unable or unwilling to continue in his or her present position, or if we were unable to attract a sufficient number of qualified employees at reasonable rates, our business, results of operations and financial condition will be materially adversely affected.

If our growth strains our resources beyond anticipated levels, our business could be materially adversely affected.

We expect to grow at a rate that will place a significant strain on our managerial, operational and financial resources. To manage this growth, we will have to develop and install operational and financial systems, as well as hire, train and manage new employees. We may not be able to locate, hire and train the individuals needed to sustain the growth of our business at the levels we anticipate. We cannot assure you that we have made adequate allowances for the costs and risks associated with this growth, that our procedures or controls will be adequate to support our operations, or that our management will be able to successfully offer and expand our products. If we are unable to manage our growth effectively, our business could be materially adversely affected.

Because our revenues are subject to fluctuations due to general economic conditions, we cannot guarantee the success of our business.

Expenditures by businesses tend to vary in cycles that reflect overall economic conditions as well as budgeting and buying patterns. Our revenue could be materially reduced by a decline in the economic prospects of businesses or the economy in general, which could alter current or prospective businesses’ spending priorities or budget cycles or extend our sales cycle. Due to such risks, you should not rely on quarter-to-quarter comparisons of our results of operations as an indicator of our future results.

If we are unable to promote and maintain our brands, our future revenue and the entire business may be adversely affected.

We believe that establishing and maintaining the brand identities of our products and services is a critical aspect of attracting and expanding a large client base. Promotion and enhancement of our brands, including but not limited to AVAYA, will depend largely on our success in continuing to provide high quality service. If businesses do not perceive our existing services to be of high quality, or if we introduce new services or enter into new business ventures that are not favorably received by businesses, we will risk diluting our brand identities and decreasing our attractiveness to existing and potential customers.

In order to attract and retain customers and to promote and maintain brands in response to competitive pressures, we may also have to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we incur significant expenses in an attempt to improve our services or to promote and maintain our brands, our business, prospects, financial condition and results of operations could be materially adversely affected. Moreover, any brand identities we establish may be diluted as a result of any inability to protect our trademarks and service marks or domain names, which could have a material adverse effect on our business, prospects, financial condition and results of operations.

Finally, should the AVAYA brand cease to exist, that event shall likewise materially impact our growth and success.

If we are not able to adequately protect our proprietary rights, our operations would be negatively impacted.

Our ability to compete partly depends on the superiority, uniqueness and value of our technology, including both internally developed technology and technology licensed from third parties. To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite these efforts, any of the following may reduce the value of our intellectual property:

•	Our applications for patents, trademarks and copyrights relating to our business may not be granted and, if granted, may be challenged or invalidated;
•	Issued patents, trademarks and copyrights may not provide us with any competitive advantages;
•	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;
•	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or
•	Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

In addition, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. Our inability to adequately protect our proprietary rights would have a negative impact on our operations.

If we are forced to litigate to defend our intellectual property rights, or to defend against claims by third parties against us relating to intellectual property rights, legal fees and court injunctions could adversely affect or end our business.

Disputes regarding the ownership of technologies are common and likely to arise in the future. We may be forced to litigate to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties' proprietary rights. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence and/or outcome of any such litigation could harm our business.

If we are later subject to claims that we have infringed the proprietary rights of others or exceeded the scope of licenses, we may be required to obtain a license or pay additional fees or change our designs or technology.

We can give no assurances that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, or at all, which could force us to change our software designs or other technology.

If we expand into international markets, our inexperience outside the United States would increase the risk that our international expansion efforts will not be successful, which would in turn limit our prospects for growth.

We may explore expanding our business to other countries. Expansion into international markets requires significant management attention and financial resources. In addition, we may face the following risks associated with any expansion outside the United States:

•	challenges caused by distance, language and cultural differences;
•	legal, legislative and regulatory restrictions;
•	currency exchange rate fluctuations;
•	economic instability;
•	longer payment cycles in some countries;
•	credit risk and higher levels of payment fraud;
•	potentially adverse tax consequences; and
•	higher costs associated with doing business internationally.

These risks could harm our international expansion efforts, which would in turn harm our business prospects.

If we experience significant fluctuations in our operating results and rate of growth, our business may be harmed.

Our results of operations may fluctuate significantly due to a variety of factors, many of which are outside of our control and difficult to predict. The following are some of the factors that may affect us from period to period and may affect our long-term financial performance:

•  our ability to retain and increase revenues associated with customers and satisfy customers’ demands;
• our ability to be profitable in the future;
• our investments in longer-term growth opportunities;

•	our ability to expand our marketing network, and to enter into, maintain, renew and amend strategic alliance arrangements on favorable terms;
• changes to service offerings and pricing by us or our competitors;
•	fluctuations in the size of our subscriber base, including fluctuations caused by marketing efforts and competitors’ marketing and pricing strategies;
• changes in the terms, including pricing, of our agreements with our equipment manufacturers;
• the effects of commercial agreements and strategic alliances and our ability to successfully integrate them into our business;
• technical difficulties, system downtime or interruptions;
• the effects of litigation and the timing of resolutions of disputes;
• the amount and timing of operating costs and capital expenditures;
• changes in governmental regulation and taxation policies;
•	events, such as a sustained decline in our stock price, that cause us to conclude that goodwill or other long-term assets are impaired and for which a significant charge to earnings is required; and
• changes in, or the effect of, accounting rules, on our operating results, including new rules regarding stock-based compensation.

If we do not successfully enhance existing products and services or fail to develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for internet and IP-based communications services, our business may fail.

The market for communications services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new service and product introductions. We are currently focused on delivering voice, data, and video services. Our future success will depend, in part, on our ability to use leading technologies effectively, to continue to develop our technical expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We may not be able to adapt quickly enough to changing technology, customer requirements and industry standards. If we fail to use new technologies effectively, to develop our technical expertise and new services, or to enhance existing services on a timely basis, either internally or through arrangements with third parties, our product and service offerings may fail to meet customer needs, which would adversely affect our revenues and prospects for growth.

Our services may have technological problems or may not be accepted by consumers. To the extent we pursue commercial agreements, acquisitions and/or strategic alliances to facilitate new product or service activities, the agreements, acquisitions and/or alliances may not be successful. If any of this were to occur, it could damage our reputation, limit our growth, negatively affect our operating results and harm our business.

In addition, if we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, we could lose customers, strategic alliances and market share. Sudden changes in user and customer requirements and preferences, the frequent introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products, services and systems obsolete. The emerging nature of products and services in the technology and communications industry and their rapid evolution will require that we continually improve the performance, features and reliability of our products and services. Our success will depend, in part, on our ability to:

•	Enhance our existing products and services;
•	Design, develop, launch and/or license new products, services and technologies that address the increasingly sophisticated and varied needs of our current and prospective customers; and
•	Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of additional products and services and other proprietary technology involves significant technological and business risks and requires substantial expenditures and lead time. We may be unable to use new technologies effectively. Updating our technology internally and licensing new technology from third-parties may also require us to incur significant additional capital expenditures.

Because we rely on third-party suppliers for components, software, systems and related services, we are at risk of interruption of supply or increase in costs, in which events would harm our business and results of operation.

We rely on third-party suppliers for some of the hardware and software necessary for our services. Although we believe we can secure other suppliers, we expect that the deterioration or cessation of any relationship would have a material adverse effect, at least temporarily, until new relationships are satisfactorily in place.

We also run the risk of supplier price increases and component shortages. Competition for materials in short supply can be intense, and we may not be able to compete effectively against other purchasers who have higher volume requirements or more established relationships. Even if suppliers have adequate supplies of components, they may be unreliable in meeting delivery schedules, experience their own financial difficulties, provide components of inadequate quality or provide them at prices which reduce our profit. Any problems with our third-party suppliers can be expected to have a material adverse effect on our financial condition, business, results of operations and continued growth prospects.

Because we outsource certain operations, we are exposed to losses related to the failure of third-party vendors to deliver their services to us.

We do not develop and maintain all of the products and services that we offer. We offer certain of our services to our customers through various third-party service providers engaged to perform these services on our behalf. In addition, we outsource parts of our operations to third-parties and may continue to explore opportunities to outsource others. Accordingly, we are dependent, in part, on the services of third-party service providers, which may raise concerns by our resellers and customers regarding our ability to control the services we offer them if certain elements are managed by another company. In the event that these service providers fail to maintain adequate levels of support, do not provide high quality service or discontinue their lines of business or cease or reduce operations, our business, operations and customer relations may be impacted negatively and we may be required to pursue replacement third-party relationships, which we may not be able to obtain on as favorable terms or at all. Although we continually evaluate our relationships with our third-party service providers and plan for contingencies if a problem should arise with a provider, transitioning services and data from one provider to another can often be a complicated and time consuming process and we cannot assure that if we need to switch from a provider we would be able to do so without significant disruptions, or at all. If we were unable to complete a transition to a new provider on a timely basis, or at all, we could be forced to either temporarily or permanently discontinue certain services which may disrupt services to our customers. Any failure to provide services would have a negative impact on our revenues.

If we experience service interruptions or other impediments to operations, our business could be significantly harmed.

Harmful software programs.  Our network infrastructure and the networks of our third-party providers are vulnerable to damaging software programs, such as computer viruses and worms. Certain of these programs have disabled the ability of computers to access the Internet, requiring users to obtain technical support. Other programs have had the potential to damage or delete computer programs. The development and widespread dissemination of harmful programs has the potential to seriously disrupt Internet usage. If Internet usage is significantly disrupted for an extended period of time, or if the prevalence of these programs results in decreased residential Internet usage, our business could be materially and adversely impacted.

Security breaches. We depend on the security of our networks and, in part, on the security of the network infrastructures of our third-party telecommunications service providers, our outsourced customer support service providers and our other vendors. Unauthorized or inappropriate access to, or use of, our network, computer systems and services could potentially jeopardize the security of confidential information, including credit card information, of our users and of other third parties. Some consumers and businesses have in the past used our network, services and brand names to perpetrate crimes and may do so in the future. Users or other third parties may assert claims of liability against us as a result of any failure by us to prevent these activities. Although we use security measures, there can be no assurance that the measures we take will be successfully implemented or will be effective in preventing these activities. Further, the security measures of our third-party network providers, our outsourced customer support service providers and our other vendors may be inadequate. These activities may subject us to legal claims, may adversely impact our reputation, and may interfere with our ability to provide our services, all of which could have a material adverse effect on our business, financial position and results of operations.

Natural disaster or other catastrophic event. Our operations and services depend on the extent to which our computer equipment and the computer equipment of our third-party network providers are protected against damage from fire, flood, earthquakes, power loss, telecommunications failures, break-ins, acts of war or terrorism and similar events. We have one technology center in the U.S., located in downtown Manhattan, which contains a significant portion of our computer and electronic equipment. This technology center hosts and manages our applications and services. Despite precautions taken by us and our third-party network providers, over which we have no control, a natural disaster or other unanticipated problem that impacts this location or our third-party providers’ networks could cause interruptions in the services that we provide. Such interruptions in our services could have a material adverse effect on our ability to provide Internet services to our subscribers and, in turn, on our business, financial condition and results of operations.

Network infrastructure. The success of our business depends on the capacity, reliability and security of our network infrastructure, including that of our third-party telecommunications providers’ networks. We may be required to expand and improve our infrastructure and/or purchase additional capacity from third-party providers to meet the needs of an increasing number of subscribers and to accommodate the expanding amount and type of information our customers communicate over the Internet. Such expansion and improvement may require substantial financial, operational and managerial resources.

If we are not able to expand or improve our network infrastructure, including acquiring additional capacity from third-party providers, to meet additional demand or changing subscriber requirements on a timely basis and at a commercially reasonable cost, or at all, and our business may fail.

We may experience increases in usage that exceed our available capacity. As a result, users may be unable to register or log on to use our services, may experience a general slow-down in their Internet connection or may be disconnected from their sessions. Inaccessibility, interruptions or other limitations on the ability of customers to access services due to excessive user demand, or any failure of our network to handle user traffic, could have a material adverse effect on our revenues. While our objective is to maintain excess capacity, our failure to expand or enhance our network infrastructure, including our ability to procure excess capacity from third-party providers, on a timely basis or to adapt to an expanding subscriber base or changing subscriber requirements could materially adversely affect our business, financial condition and results of operations.

If we engage in future acquisitions or strategic investments or mergers, we are subject to significant risks and losses related to those acquisitions.

Our long-term growth strategy may include identifying and acquiring or investing in or merging with suitable candidates on acceptable terms. In particular, over time, we may acquire or make investments in or merge with providers of product offerings that complement our business.

Acquisitions involve a number of risks and present financial, managerial and operational challenges, including:

•	Diversion of management attention from running our existing business;
•	Increased expenses, including travel, legal administrative and compensation expenses related to newly hired employees;
•	High employee turnover amongst the employees of the acquired company;
•	Increased costs to integrate the technology, personnel, customer base and business practices of the acquired company with our own;
•	Potential exposure to additional liabilities;
•	Potential adverse effects on our reported operating results due to possible write-down of goodwill and other intangible assets associated with acquisitions;
•	Potential disputes with sellers of acquired businesses, technologies, services or products; and
•	Inability to utilize tax benefits related to operating losses incurred by acquired businesses

Moreover, performance problems with an acquired business, technology, service or product could also have a material adverse impact on our reputation as a whole. In addition, any acquired business, technology, service or product could significantly under-perform relative to our expectations, and we may not achieve the benefits we expect from our acquisitions.

For all these reasons, our pursuit of an acquisition and/or investment and/or merger strategy or any individual acquisition or investment or merger, could have a material adverse effect on our business, financial condition and results of operations.

Because director and officer liability is limited, investors may have no recourse against them personally should the business fail.

As permitted by Delaware law, the articles of incorporation of X and O, limit the personal liability of directors to the fullest extent permitted by the provisions of Delaware Corporate Law. As a result of our charter provision and Delaware law, stockholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, the articles of incorporation of and X and O provide we shall indemnify our directors and officers to the fullest extent permitted by law.

If we were to lose our authorization to sell products and services to New York State government agencies, our business would suffer.

Twenty (20%) of our business is currently derived from our authorization to provide goods and services to New York State government agencies, local government agencies, municipalities, and educational institutions, pursuant to numerous New York State Contracts. Were we to no longer authorized to provide such goods and services to these entities our business would be adversely affected as we would have to bid for the work as opposed to selling directly without bid.  This would make the acquisition of such work much more difficult and costly.

RISKS RELATING TO OUR INDUSTRY

If the market for VoIP and other communication services does not develop as anticipated, our business would be adversely affected.

The success of our VoIP service depends on growth in the number of VoIP users, which in turn depends on wider public acceptance of VoIP telephony. The VoIP communications medium is in its early stages and may not develop a broad audience. Potential new users may view VoIP as unattractive relative to traditional telephone services for a number of reasons, including the need to purchase computer headsets or the perception that the price advantage for VoIP is insufficient to justify the perceived inconvenience. Potential users may also view more familiar online communication methods, such as e-mail or instant messaging, as sufficient for their communications needs. There is no assurance that VoIP will ever achieve broad public acceptance.

Similarly, our other communications services offerings are technologically advanced and new to most users. There is a chance that potential clients will not be comfortable with including emerging technologies into their corporate infrastructure. Such reluctance would have a measurable and adverse impact on our profitability.

Because we may be subject to various government regulation, costs associated with those regulations may materially adversely affect our business.

The current regulatory environment for our services remains unclear. Our VoIP and other services are not currently subject to all of the same regulations that apply to traditional telephony. It is possible that Congress and some state legislatures may seek to impose increased fees and administrative burdens on VoIP, data, and video providers. The FCC has already required us to meet various emergency service requirements (such as “E911”) and interception or wiretapping requirements, such as the Communications Assistance for Law Enforcement Act (“CALEA”). In addition, the FCC may seek to impose other traditional telephony requirements such as disability access requirements, consumer protection requirements, number assignment and portability requirements, and other obligations, including additional obligations regarding E911 and CALEA. Such regulations could result in substantial costs depending on the technical changes required to accommodate the requirements, and any increased costs could erode our pricing advantage over competing forms of communication and may adversely affect our business.

The use of the Internet and private IP networks to provide voice, video and other forms of real-time, two-way communications services is a relatively recent development. Although the provisioning of such services is currently permitted by United States law and largely unregulated within the United States, several foreign governments have adopted laws and/or regulations that could restrict or prohibit the provisioning of voice communications services over the Internet or private IP networks. More aggressive domestic or international regulation of the Internet in general, and Internet telephony providers and services specifically, may materially and adversely affect our business, financial condition, operating results and future prospects, particularly if increased numbers of governments impose regulations restricting the use and sale of IP telephony services.

In addition to regulations addressing Internet telephony and broadband services, other regulatory issues relating to the Internet in general could affect the Company’s ability to provide services. Congress has adopted legislation that regulates certain aspects of the Internet, including online content, user privacy, taxation, liability for third-party activities and jurisdiction. In addition, a number of initiatives pending in Congress and state legislatures would prohibit or restrict advertising or sale of certain products and services on the Internet, which may have the effect of raising the cost of doing business on the Internet generally.

If there are large numbers of business failures and mergers in the communications industry, our ability to manage costs or increase our subscriber base may be adversely affected.

The intensity of competition in the communications industry has resulted in significant declines in pricing for communications services. The intensity of competition and its impact on communications pricing have caused some communications companies to experience financial difficulty. Our prospects for maintaining or further improving communications costs could be negatively affected if one or more key communications providers were to experience serious enough difficulties to impact service availability, if communications companies merge reducing the number of companies from which we purchase wholesale services, or if communications bankruptcies and mergers reduce the level of competition among communications providers.

RISKS RELATING TO OUR COMMON STOCK

If we become listed or quoted on an exchange, our stock price will be subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	technological innovations or new products and services by us or our competitors;
•	intellectual property disputes;
•	additions or departures of key personnel;
•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Because we do not expect to pay dividends in the foreseeable future, any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our board of directors may consider relevant. If we do not pay dividends, a return on an investment in our common stock will only occur if our stock price appreciates.

Because we have become public by means of a reverse acquisition, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Juma's becoming public through a "reverse acquisition." Securities analysts of major brokerage firms may not provide coverage of us. No assurance can be given that brokerage firms will, in the future, assign analysts to cover the Company or want to conduct any secondary offerings on our behalf.

Because our common stock may be deemed a "penny stock", Investors may find it more difficult to sell their shares.

Our common stock may be subject to the "penny stock" rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to non-Nasdaq companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5.0 million ($2.0 million if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. Remaining subject to the penny stock rules for any significant period could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult to obtain accurate quotations, obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and obtain needed capital.

If there are large sales of a substantial number of shares of our common stock, our stock price may significantly decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Because our directors, executive officers and entities affiliated with them beneficially own a substantial number of shares of our common stock, they have significant control over certain major decisions on which a stockholder vote is required and they may discourage an acquisition of us.

Our executive officers, directors and affiliated persons beneficially own, in the aggregate, approximately 53.4% of our outstanding common stock following the completion of the Merger. Additionally, these figures do not reflect the increased percentages that the officers and directors own if they exercise any stock options that may be granted to them under employee incentive plans or if they otherwise acquire additional shares of our common stock. The interests of our current officers and directors may differ from the interests of other stockholders. As a result, these current officers, directors and affiliated persons will have significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	elect or defeat the election of our directors;
•	amend or prevent amendment of our certificate of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	control the outcome of any other matter submitted to the stockholders for vote.

Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

If we raise additional funds through the issuance of equity securities, or determine in the future to register additional common stock, existing shareholders’ percentage ownership will be reduced, they will experience dilution which could substantially diminish the value of their stock and such issuance may convey rights, preferences or privileges senior to existing shareholders’ rights which could substantially diminish their rights and the value of their stock.

We may issue shares of Common Stock for various reasons and may grant additional stock options to employees, officers, directors and third parties. If our board determines to register for sale to the public additional shares of Common Stock or other debt or equity securities in any future financing or business combination, a material amount of dilution can be expected to cause the market price of the Common Stock to decline. One of the factors which generally effects the market price of publicly traded equity securities is the number of shares outstanding in relationship to assets, net worth, earnings or anticipated earnings. Furthermore, the public perception of future dilution can have the same effect even if actual dilution does not occur.

In order for us to obtain additional capital or complete a business combination, we may find it necessary to issue securities, including but not limited to debentures, options, warrants or shares of preferred stock, conveying rights senior to those of the holders of Common Stock. Those rights may include voting rights, liquidation preferences and conversion rights. To the extent senior rights are conveyed, the value of the Common Stock can be expected to decline.

Because being a public company increases our administrative costs and adds other burdens to our operations, our business may be materially adversely affected.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, rules implemented by the Securities and Exchange Commission, or SEC, and new listing requirements of the Nasdaq National Market have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These new rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly those serving on our audit committee.

Because we are a public reporting company, we are exposed to additional risks relating to evaluations of our internal controls over financial reporting required by section 404 of the Sarbanes-Oxley act of 2002.

As a public company, absent an available exemption, we will be required to comply with Section 404 of the Sarbanes-Oxley Act by no later than December 31, 2007. However, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity that remain un-resolved. As a public company, we will be required to report, among other things, control deficiencies that constitute a "material weakness." A "material weakness" is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory agencies such as the SEC. In addition, failure to comply with Section 404 or the report by us of a material weakness may cause investors to lose confidence in our financial statements and the trading price of our common stock may decline. If we fail to remedy any material weakness, our financial statements may be inaccurate, our access to the capital markets may be restricted and the trading price of our common stock may decline.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on November14, 2006, the closing date of the Merger. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualified. Executive officers serve at the request of the board of directors.

Name	Age	Position
David Giangano	45	Chief Executive Officer, Director
Frances Vinci	52	EVP of Professional Services, Director
Joseph Fuccillo	33	Chief Technology Officer, Director
Joseph Cassano	48	EVP of Sales, Director
Anthony Fernandez	39	Chief Financial Officer, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors.

David Giangano - Chief Executive Officer and Director

Mr. Giangano is the founder of Juma and has extensive experience in building strategic alliances, structuring joint ventures, and negotiating partnerships. He also brings 20 years of experience designing and developing a broad spectrum of IT solutions, including those that pertain to telecommunications systems, IT systems integration, voice & data convergence, and application development. Mr. Giangano currently holds multiple patents in disciplines ranging from data encryption to specialized data acquisition and digital signal processing applications. His technical writings have been published in NASA and IEEE (Institute of Electrical and Electronics Engineers) journals and magazines. From 2000 to 2002, Mr. Giangano was the Senior Vice President of Engineering and System Services at 5B Technologies. From 1997 to 2000 Mr. Giangano founded and operated Tailored Solutions, a voice and data systems integration and consulting firm, which was acquired by 5B Technologies. Mr. Giangano earned a Bachelor of Science degree in Electrical Engineering and spent 10 years with Northrop Grumman Corporation as a Senior Design Engineer and Project Leader.

Joseph Fuccillo - Chief Technology Officer and Director

Prior to becoming Juma's Chief Technology Officer in 2003, Mr. Fuccillo served as Senior Vice President at Xand Corporation, from 1999 to 2003, an IT hosting and managed services provider, from 1999 to 2003. During his tenure at Xand, Mr. Fuccillo was credited with building the company's IT hosting business into a $10 million revenue unit. In 1998 Mr. Fuccillo founded Incisive Technologies, an independent IT consultancy and value-added reseller that provided systems design and implementation services. From 1995 to 1998, Mr. Fuccillo led the technology team at Westcon, a major distributor of high-end network and related security products. Mr. Fuccillo began his career as a communications analyst with Orange and Rockland Utilities in 1993. He received a Bachelor of Science degree in Electrical Engineering from Manhattan College and is a certified technician in a variety of areas.

Frances Vinci -Executive Vice President of Professional Services and Director

Ms. Frances Vinci co-founded Juma in 2002 and has 20 years of experience as an Operations, Sales and Human Resources Director. Ms. Vinci initiated both the telemarketing and professional services division. From 1999 to 2002, Ms. Vinci was the Director of Professional services at 5B Technologies. In that capacity, Ms. Vinci created and implemented an IT outsourcing and consulting division. From 1980 to 1999, Ms. Vinci worked at Media Communications Inc. as Vice-President of Sales & Operations, starting two divisions and contributed to the company’s revenue by turning a service based division into a profit center.

Joseph Cassano - Executive Vice President of Sales and Director

Mr. Cassano joined Juma in 2003 and brings over 25 years of experience in sales and operations in the communications industry. Mr. Cassano is responsible for the sales organization at Juma, designed to partner with customers to help them build the high-performance communications solution required to handle emerging business applications. From 2000 to 2003, Mr. Cassano was the Area Vice President of Sales for Expanets of New York, Avaya's largest and most strategic business partner. Prior to his position with Expanets, Mr. Cassano held executive level positions with market leading technology companies, including Lucent Technologies and AT&T Information Systems. Mr. Cassano started his career in 1980 with The New York Telephone Company, now known as Verizon Communications.

Anthony Fernandez, MBA, CPA - Chief Financial Officer and Director

Mr. Fernandez joined Juma in 2006 and is responsible for all financial matters related to the Company. In 2005, prior to joining Juma, Mr. Fernandez was the Director of Finance for Lexington Corporate Properties Trust were he was responsible for SEC filings, Sarbanes-Oxley compliance and audit compliance. From 2001 to 2005, Mr. Fernandez was the Corporate Controller for Register.com, Inc. Mr. Fernandez assisted in the management of a $210 million portfolio, all SEC reporting and compliance, tax compliance and financial computer systems implementations. From 1998 to 2001, Mr. Fernandez was the Chief Financial Officer for 5B Technologies Company, a technology and employee staffing company. Prior to this time, Mr. Fernandez had eight years of public accounting experience with various firms. Mr. Fernandez is a Certified Public Accountant in the state of New York and obtained his MBA in accounting from Hofstra University in 1992.

Meetings of our board of directors

Neither X and O's board of directors, nor Juma’s board of directors, held any meetings during the year ended December 31, 2005.

Board committees

There are currently no committees of the board in operation; however, as a result of our change in business and operations, we intend to implement new committees during the next fiscal year.

Director compensation

Cash compensation

Directors do not receive any compensation for services provided to us as directors.

Stock compensation

We do not have a Stock Compensation plan, nor have we provided any grants or options to any employees, associates, or members of the Board of Directors.

EXECUTIVE COMPENSATION

Summary compensation table

The following summary compensation table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company's chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Name and Position	Fiscal Year	Annual Salary	Bonus	Other Annual Compensation	Long Term Compensation Awards
David Giangano, CEO	2005	$92,882	$-	$-	$-
	2004	52,818	-	-	-
	2003	10,750	-	-	-
Frances Vinci, EVP	2005	92,882	-	-	-
	2004	52,818	-	-	-
	2003	10,750	-	-	-
Joseph Fuccillo, CTO	2005	81,882	-	-	-
	2004	33,992	-	-	-
	2003	-	-	-	-
Joseph Cassano, EVP Sales	2005	150,000	15,567	-	-
	2004	150,000	18,190	-	-
	2003	-	-	-	-

Option grants in last fiscal year

We did not grant any stock options to the executive officers during the fiscal year which ended December 31, 2005. Neither Juma, nor X and O has granted any stock options since December 31, 2005.  During the year ended December 31, 2005, none of our executive -officers exercised any stock options.

Employment agreements

The Company has employment agreements with David Giangano, our Chief Executive Officer; Frances Vinci, our EVP of Business Development; Joseph Fuccillo, our Chief Technology Officer; Joseph Cassano, Our EVP of Sales and Anthony Fernandez, our Chief Financial Officer. Generally these agreements, attached as exhibits to this filing, provide for three year terms, a base salary and bonus compensation, certain employee benefit, termination and non-disclosure of confidential information

Stock option plans

We do not currently have any stock option plans in place, but we retain the right to provide such plans to members of our Board of Directors and/or employees at any time in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of November 14, 2006, by (1) all persons who are beneficial owners of 5% or more of its voting securities stock, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of the Company's common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of the Company's capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right.

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from the Company within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class
Executive Officers and Directors
Common	David Giangano	6,057,300	15%
Common	Frances Vinci	4,974,000	12%
Common	Joseph Fuccillo	6,057,300	15%
Common	Joseph Cassano	4,103,800	10%
Common	Anthony Fernandez	1,000,000	2%

Total of all Directors and Executive Officers		22,192,400	54%

(1) Unless otherwise indicated, the address of each stockholder, director, and executive officer listed above is X and O, 154 Toledo Street, Farmingdale, NY 11735.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Certain of the officers and directors, including David Giangano, our CEO, own Toledo Realty, LLC which leases a 7,000 square foot office building to us for the operation of our business. We have entered into a 10 year lease of this property which obligates us to pay rent to Toledo for the use of the property for the term of the lease. A copy of this lease is attached as an exhibit to this filing.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Reference is made to the disclosure set forth under Item 4.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

There have been no recent sales of unregistered securities

Description Of Securities

Our authorized capital stock consists of 900,000,000 shares of common stock with a par value of $0.001 per share. Our articles of incorporation currently do not authorize us to issue preferred stock. Immediately following the Merger on November 14, 2006, there were 41,535,000 shares of common stock issued and outstanding. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is not currently authorized by our articles of incorporation to issue preferred stock.

Lock-up agreements

All shares of common stock held by the Juma members and investors who acquired shares in the acquisition of Juma aggregating 33,250,731 shares of common stock, (the "Lock Up Shares") are subject to lock-up provisions that provide restrictions on the future sale of common stock by the holders. These lock-up provisions provide, in general, that the Lock Up Shares may not, directly or indirectly, be offered, sold, offered for sale, contracted for sale, hedged or otherwise transferred or disposed of for a period of one year after the date of the acquisition unless the Member or Investor has received an opinion of counsel from the Company’s counsel that such sale, assignment or transfer will not cause the Exchange to fail to meet the requirements of Code section 351 for the tax-free organization of a company..

Market price and dividends

Juma is, and has always been, a privately-held company and now is a wholly-owned subsidiary of X and O. There is not, and never has been, a public market for the securities of Juma or X and O. Neither X and O, nor Juma has ever declared or paid any cash dividends to its members.

Indemnification of directors and officers

Section 145 of the Delaware General Corporation Law ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract. In addition, our director and officer indemnification agreements with each of its executive officers and directors provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any claim (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by the Company's stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-takeover effect of delaware law, certain provisions of our certificate of incorporation and bylaws

Our certificate of incorporation and bylaws include provisions that are intended to enhance the likelihood of continuity and stability in our board of directors and in its policies. These provisions might have the effect of delaying or preventing a change in control of us and may make more difficult the removal of incumbent management even if such transactions could be beneficial to the interests of stockholders. These provisions include:

Limitation of director liability.

As permitted by the DGCL, our certificate of incorporation includes a provision that permits the elimination of personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.

Such limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. In addition and in accordance with the DGCL, we are permitted to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether indemnification would be permitted under the DGCL. We currently maintain, and intend to continue to maintain, liability insurance for our directors and officers.

Right to fix the size of our board of directors.

Pursuant to our certificate of incorporation, subject to specific rights of preferred stockholders, our board of directors has exclusive authority to fix the number of directors constituting our board.

Action by stockholders.

A stockholder or group of stockholders will be unable to require the call of a special meeting of stockholders unless they own at least a majority of our outstanding voting stock.

Delaware anti-takeover law.

We are subject to the provisions of Section 203 of the DGCL, which applies to "business combinations" such as a merger, asset or stock sale or other transaction that result in financial benefit to an "interested stockholder". An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation's outstanding voting stock. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder, unless:

•
prior to entering into the business combination,, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This provision may have the effect of delaying, deterring or preventing a change in control over us without further actions by our stockholders.

Trading information

Our common stock is not currently approved for quotation on any exchange and is not trading. We expect to apply shortly for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc., although we cannot be certain that our application will be approved.

Transfer agent

The transfer agent for our common stock is Old Monmouth Stock Transfer at 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective November 14, 2006, we dismissed Webb & Company, P.A. as our independent accountants. Webb & Company, P.A. had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Webb & Company, P.A. is that, following the consummation of the Merger on November 14, 2006, (i) the former members of Juma owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business previously conducted by Juma. The independent registered public accounting firm of Juma was the firm of Seligson & Giannattasio, LLP. We believe that it is in our best interest to have Seligson & Giannattasio, LLP continue to work with our business, and we therefore retained Seligson & Giannattasio, LLP as our new independent registered public accounting firm, effective as of November 14, 2006.

The decision to change accountants was approved by our board of directors on November 14, 2006. From inception through November 14, 2006, there were no disagreements with Webb & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Webb & Company, P.A., would have caused it to make reference to the matter in connection with its reports. Webb & Company, P.A.’s audit reports for the year ended October 31, 2005 and for the period from inception through October 31, 2004 did not contain an adverse opinions or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles.

X and O has made the contents of this Current Report on Form 8-K available to Webb & Company, P.A. and requested it to furnish a letter to the SEC as to whether Webb & Company, P.A. agrees or disagrees with, or wishes to clarify our expression of their views. A copy of Webb & Company, P.A.’s letter to the SEC dated November 14, 2006 is included as Exhibit 16.1 to this Current Report on Form 8-K.

As of November 14, 2006, Seligson & Giannattasio, LLP was engaged as our new independent registered public accountants. The appointment of Seligson & Giannattasio LLP was approved by our board of directors. From April 6, 2000 (inception) through November 14, 2006, we did not consult Seligson & Giannattasio, LLP regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

X and O's sole officer and director resigned as of November 14, 2006, immediately prior to the closing of the Merger. Pursuant to the terms of the Contribution Agreement, the new directors and officers of the Company are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Merger described in Items 1.01 and 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. In accordance with Item 9.01(a), the audited financial statements of X and O’s predecessor, Juma, for the fiscal year ended December 31, 2005 and Juma Technology are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b) PRO FORMA FINANCIAL INFORMATION. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

2.1	Contribution Agreement dated as of November 14, 2006, by and among the Company and Juma
3.1	Certificate of Incorporation (1)
3.2	Bylaws (2)
10.1	Employment Agreement, dated as of November 14, 2006, by and between X and O and David Giangano
10.2	Employment Agreement, dated as of November 14, 2006, by and between X and O and Frances Vinci
10.3	Employment Agreement, dated as of November 14, 2006, by and between X and O and Joseph Fuccillo
10.4	Employment Agreement, dated as of November 14, 2006, by and between X and O and Joseph Cassano
10.5	Employment Agreement, dated as of November 14, 2006, by and between X and O and Anthony Fernandez
10.6	Indenture of Lease dated June 1, 2006 by and between Toledo Realty, LLC and Juma Technology, LLC
16.1	Letter from Webb & Company, P.A., dated as of November 14, 2006
99.1	Juma audited financial statements for the years ended to December 31, 2005 and December 31, 2004, and Juma unaudited financial statements for the nine months ended September 30, 2006 and 2005
99.2	X and O audited financial statements for the years ended to October 31, 2005 and October 31, 2004, and X and O unaudited financial statements for the nine months ended July 31, 2006 (3)
99.3	Unaudited pro forma consolidated balance sheet for X and O as of September 30, 2006 and unaudited pro forma consolidated statement of operations for X and O as of September 30, 2006.

___________________
(1) Filed as an exhibit to our form 10SB filing dated as of December 1, 2004 and incorporated herein by reference.
(2) Filed as an exhibit to our form SB-2 dated July 18, 2005 and incorporated herein by reference.
(3) Incorporated by reference from our 10KSB and 10QSB filings dated January 30, 2006 and September 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Farmingdale, New York on November 17, 2006.

X and O Cosmetics, Inc.

By:
/s/ David Giangano
David Giangano
CEO and Director